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                                                                     EXHIBIT 3.2

                                                                     DRAFT
                                                                     -----
                                     FORM OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CIRCE BIOMEDICAL, INC.

                         Adopted in accordance with the
                       provisions of Sections 242 and 245
             of the General Corporation Law of the State of Delaware



      Circe Biomedical, Inc., a Delaware corporation, hereby certifies as follows:

      1. The name of the corporation is Circe Biomedical, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 28, 1996.

      2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of said corporation and was duly adopted pursuant to resolutions adopted by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

      3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

      FIRST: The name of the corporation is Circe Biomedical, Inc. (the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statue.

      FOURTH:

      A.  Designation and Number of Shares.

      The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 25,000,000 shares, consisting of 15,000,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), 5,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock."
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      Each share of common stock, par value $1.00 per share, of the Corporation issued and outstanding at the time and date that this Restated Certificate of Incorporation becomes effective (the "Effective Time") is hereby reclassified and changed, without any action on the part of the holders of any such common stock or on the part of the Corporation, into 4,600 shares of fully paid and nonassessable Class B Common Stock, and each person holding of record any shares of such common stock issued and outstanding at the Effective Time shall be entitled to receive, upon the surrender of certificates evidencing such shares to the Corporation, one or more certificates to evidence the number of shares of Class B Common Stock into which such shares of common stock have been reclassified.

      A statement of the designations of the different classes of stock of the Corporation and of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and of the authority conferred upon the Board of Directors to fix by resolution or resolutions any of the foregoing in connection with the creation of one or more series of Preferred Stock and the limitation of variations between or among such series, is set forth below in this Article FOURTH.

      B.  Preferred Stock.

            1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

            2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

            (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

            (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be (i) non-cumulative, (ii) cumulative to the extent earned or (iii) cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

            (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

            (d) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;



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            (e) The rights to which the holders of the shares of that series shall be entitled in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

            (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the period or periods during which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

            (g) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such additional shares of such series or shares of such other series;

            (h) Whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of a share of such series shall be entitled in respect of such share, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and

            (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the Delaware General Corporation Law.

      C.  Common Stock.

      The Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of each of the classes of Common Stock are as follows:

            1. Dividends. The holders of record of Class A Common Stock and Class B Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, such dividends of cash, property or stock of the Corporation as the Board of Directors shall from time to time declare, subject to the following rights and restrictions and the rights and restrictions set forth in paragraph (C)(2) of this Article FOURTH:

            (a) No cash dividends shall be declared and paid on the Class A Common Stock unless at the same time an equal cash dividend is declared and paid, per share, on the Class B Common Stock. No cash dividends shall be declared and paid on the Class B Common Stock unless at the same time an equal cash dividend is declared and paid, per share, on the Class A Common Stock.



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            (b) No dividend of property (including capital stock of the
      Corporation) shall be declared and paid on the Class A Common Stock unless a dividend of an equal amount of the same property has also been declared and paid, per share, on the Class B Common Stock. No dividend of property (including capital stock of the Corporation) shall be declared and paid on the Class B Common Stock unless a dividend of an equal amount of the same property has also been declared and paid, per share, on the Class A Common Stock.

            2. Stock Subdivisions and Combinations. The Corporation shall not subdivide or combine shares of any class of Common Stock by stock split, stock dividend, reclassification, reorganization or otherwise without at the same time making a proportionate subdivision or combination of the other class of Common Stock.

            3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, the holders of Class A Common Stock and Class B Common Stock shall be entitled (together as one class) to share ratably in the remaining assets of the Corporation.

            4. Voting. Holders of Class A Common Stock and Class B Common Stock shall in all matters not otherwise specified in this Article FOURTH vote together as a single class; provided that, with respect to all such matters, the holders of Class A Common Stock shall have one vote per share and the holders of Class B Common Stock shall have 0.37 of a vote per share. Notwithstanding anything in this paragraph (C)(4) of this Article FOURTH to the contrary, and subject to any rights of the holders of shares of Preferred Stock, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power on all matters at any time when no Class A Common Stock is issued and outstanding. So long as any shares of Class A Common Stock and Class B Common Stock are issued and outstanding, voting power shall be divided between such classes as follows:

            (a) If, on the record date for the stockholders meeting at which directors are to be elected or the record date for any written consent of the holders of Class B Common Stock pursuant to which directors are elected, the number of issued and outstanding shares of Class B Common Stock is greater than or equal to thirty percent (30%) of the Total Common Shares and Preferred Votes (as defined below), then, with respect to the election of directors, holders of the Class B Common Stock voting as a separate class shall be entitled to elect that number of directors which equals forty percent (40%) of the number of directors constituting the Whole Board (as defined below), excluding any directors elected exclusively by the holders of one or more series of shares of Preferred Stock voting as a separate class or classes. As used herein, "Total Common Shares and Preferred Votes" means the sum of (i) the number of issued and outstanding shares of Class A Common Stock, plus (ii) the number of issued and outstanding shares of Class B Common Stock, plus (iii) the number of votes authorized to be cast, on issues other than the election of directors, by the holders of all outstanding shares of Preferred Stock, or, if greater, the number of such votes such holders would be authorized to cast after exercising any rights to convert such outstanding shares of Preferred Stock into any other securities of the Corporation. As used herein, "Whole Board" means the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. If, on the record date for the stockholders meeting at which directors are to be elected or the record date for any written consent of the holders of Class B Common Stock


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      pursuant to which directors are elected, the number of issued and outstanding shares of Class B Common Stock is less than thirty percent (30%), but is greater than or equal to fifteen percent (15%) of the Total Common Shares and Preferred Votes, then, with respect to the election of directors, holders of the Class B Common Stock voting as a separate class shall be entitled to elect that number of directors which equals twenty percent (20%) of the number of directors constituting the Whole Board, excluding any directors elected exclusively by the holders of one or more series of shares of Preferred Stock voting as a separate class or classes. If the number of directors to be elected by the Class B Common Stock voting as a separate class pursuant to this paragraph (C)(4)(a) of this Article FOURTH is not a whole number, and any resulting fractional amount is less than one-half, then the holders of Class B Common Stock voting as a separate class shall be entitled to elect the next lower whole number of directors that is closest to such percentage. If the number of directors to be elected by the Class B Common Stock voting as a separate class pursuant to this paragraph (C)(4)(a) of this Article FOURTH is not a whole number, and any resulting fractional amount is equal to or greater than one-half, then the holders of Class B Common Stock voting as a separate class shall be entitled to elect the next higher whole number of directors that is closest to such percentage, except that in no event shall the number of directors elected by the holders of the Class B Common Stock equal or exceed fifty percent (50%) of the Whole Board. Each director whom the holders of shares of Class B Common Stock are entitled to elect shall serve for a term ending on the date of the next annual meeting following such director's election, and shall have the same powers as every other director of the Corporation. Holders of Class A Common Stock voting as a separate class shall be entitled to elect the remaining directors, subject to any rights of the holders of shares of Preferred Stock to elect one or more of such remaining directors or to vote as a single class with the holders of Class A Common Stock in the election of all such remaining directors; provided that, if at any time there are outstanding any shares of Preferred Stock of any series that are authorized to vote generally for the election of directors, holders of shares of such series shall, in all such general elections, vote as a single class with the holders of Class A Common Stock and not with the holders of Class B Common Stock, and any reference to voting by the holders of Class A Common Stock in the election or removal of directors in this Article FOURTH shall be deemed to include voting by the holders of shares of such series with the holders of Class A Common Stock as a single class. Directors elected by the holders of Class A Common Stock voting as a separate class, and directors elected by one or more other directors or by the holders of Class A Common Stock pursuant to paragraph (C)(4)(c) of this Article FOURTH to fill vacancies created by the death, resignation or removal of such directors, shall be designated as "Class A Directors." Directors elected by the holders of Class B Common Stock voting as a separate class, and directors elected by one or more other directors or by the holders of Class B Common Stock pursuant to paragraph (C)(4)(c) of this Article FOURTH to fill vacancies created by the death, resignation or removal of such directors, shall be designated as "Class B Directors."

            (b) A Class A Director may be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Class A Common Stock voting as a separate class, in addition to any vote of the stockholders required by law. A Class B Director may be removed from office without cause by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Class B Common Stock voting as a separate class; provided that, if, on the record date for the stockholders meeting at which any Class B Director may be removed or on the record date for any written consent of the holders of Class B Common Stock pursuant to which any Class B Director may be removed, the Class B Common Stock has been converted pursuant to



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      paragraph (C)(5)(b) of this Article FOURTH, then such Class B Director may be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Class A Common Stock. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the stockholders proposing to remove such director.

            (c) Any vacancy in the office of a Class A Director may be filled only by the vote of a majority of the Class A Directors (or by the sole remaining Class A Director), regardless of any quorum requirements set out in the By-Laws, or if no Class A Directors remain in office, by the vote of the holders of a majority of the shares of Class A Common Stock. Any vacancy in the office of a Class B Director may be filled only by the vote of a majority of the Class B Directors (or by the sole remaining Class B Director), regardless of any quorum requirements set out in the By-Laws, or in the event that there are no remaining Class B Directors, by the vote of the holders of a majority of the shares of Class B Common Stock. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been duly elected and qualified. The Board of Directors may increase the number of directors and any vacancy so created shall be filled by the Board of Directors as provided in the first two sentences of this paragraph; provided that, if, at the time of the vote to so increase the number of directors, the holders of Class B Common Stock have the rights provided in paragraph (C)(4)(a) of this Article FOURTH to elect Class B Directors, then the Board of Directors shall be so enlarged by the Board of Directors so that forty percent (40%) or twenty percent (20%), determined in accordance with paragraph (C)(4)(a) of this Article FOURTH, of the enlarged Board of Directors consists of Class B Directors.

            (d) The holders of shares of Class A Common Stock shall not be entitled to vote as a separate class upon any proposed amendment of this Restated Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Class A Common Stock; such amendment may be adopted only by the affirmative vote of the holders of stock of the Corporation representing a majority of the total number of votes eligible to be cast regarding such proposed amendment, irrespective of paragraph (b)(2) of Section 242 of the Delaware General Corporation Law or of any other provision of law; provided that no such amendment may decrease the authorized shares of Class A Common Stock below the number of shares thereof then outstanding.

            5.  Conversion.

            (a) Optional Conversion of Class B Common Stock. If at any time the number of issued and outstanding shares of Class B Common Stock shall be less than fifty percent (50%) of the Total Common Shares and Preferred Votes, then each holder of record of Class B Common Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion; provided that no such conversion may be effected that would result, either immediately or with the lapse of time, in the holders of Class B Common Stock owning, in the aggregate, capital stock having more than 50% of the voting power of all of the Corporation's capital stock. Any such conversion may be effected by any holder of Class B Common Stock by the surrender of such holder's certificate or certificates for Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a


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      written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder, or such holder's designee or designees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time.

            (b) Automatic Conversion of Class B Common Stock. If at any time the number of issued and outstanding shares of Class B Common Stock shall be less than fifteen percent (15%) of the Total Common Shares and Preferred Votes, then each share of Class B Common Stock shall automatically be converted, without any other action on the part of the holders of any such stock or on the part of the Corporation, into one share of Class A Common Stock, whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Class B Common Stock; provided that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Class A Common Stock into which such shares of Class B Common Stock are converted unless the certificate or certificates representing such shares of Class B Common Stock so converted are either delivered to the Corporation or the transfer agent for the Class B Common Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of Class B Common Stock, each holder of Class B Common Stock shall surrender the certificate or certificates formerly representing such holder's shares of Class B Common Stock at the office of the Corporation or of the transfer agent for the Class B Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the surrendered shares of Class B Common Stock have been converted.

            (c) Reserved Shares. The Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

            6. Transfers of Class B Common Stock.

            (a) Except as provided in paragraph 6(b), upon the transfer of beneficial ownership of any shares of Class B Common Stock, such shares shall automatically, with no further action being required by any party to such transfer or otherwise, be converted into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock.

            (b) The provisions of paragraph 6(a) shall not apply, and Class B Common Stock shall be issued to a transferee of Class B Common Stock upon the transfer of beneficial ownership of any shares thereof, if such transfer is made to W. R. Grace & Co., a


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      Delaware corporation ("Grace"), or to a wholly owned subsidiary thereof (a
      "qualifying transfer"); provided that if such transfer is made to a wholly owned subsidiary of Grace and such wholly owned subsidiary ceases to be a wholly owned subsidiary of Grace, then such shares shall automatically, with no further action being required by any party, be converted into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Upon any qualifying transfer, the transferor shall provide written certification to the transfer agent for the Common Stock of such facts which constitute such transfer as a "qualifying transfer" and, absent prima facie evidence that such certification is false, the Corporation or any transfer agent shall accept such certification as being correct and shall not be required to conduct any investigation with respect thereto.

            7.  Classified Board.

            (a) On or prior to the Effective Time, the Board of Directors of the Corporation shall, effective upon the occurrence of the Effective Time, divide the general directors (as defined below) into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 1999 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof. As used herein, "general directors" means (a) Class A Directors and (b) directors elected by the holders of shares of any series of Preferred Stock, whether voting as a single class or with the holders of shares of Class A Common Stock. At each annual meeting of stockholders or special meeting in lieu thereof, general directors elected to succeed those general directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

            (b) In the event of any increase or decrease in the Whole Board, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation, (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated in accordance with paragraph (C)(4)(a) of this Article FOURTH, and (iii) the newly created or eliminated directorships resulting from such increase or decrease that are to be filled with general directors shall, if reasonably possible, be apportioned by the general directors among the three classes of general directors so as to ensure that no class has more than one general director more than any other class. To the extent reasonably possible, consistent with the preceding sentence, any newly created directorships that are to be filled with general directors shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships that are allocated to general directors shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the general directors then in office, although less than a quorum.



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      FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

      C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent. Notwithstanding the foregoing, if the holders of Class B Common Stock are entitled to vote as a separate class on any action, then the holders of Class B Common Stock may act by written consent.

      SIXTH: A. Subject to the rights of (i) holders of Class B Common Stock to elect Class B Directors as provided in paragraph (C)(4)(a) of this Article FOURTH and (ii) holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, but shall not be less than five directors.

      B. Advance notice of stockholder nominations by any holder of Class A Common Stock for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board; provided that, in addition to the approval of a majority of the Whole Board, (i) if the number of issued and outstanding shares of Class B Common Stock is greater than fifty percent (50%) of the Total Common Shares and Preferred Votes, the approval of a majority of the Class B Directors shall also be required to amend or repeal Section 8(B) of Article II or Article IX of the By-Laws of the Corporation and (ii) if the number of issued and outstanding shares of Class B Common Stock is equal to or greater than fifteen percent (15%) of the Total Common Shares and Preferred Votes, the approval of a majority of the Class B Directors shall be required to amend or repeal Section 7(C)(4) of Article I of the By-Laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation (i) the affirmative vote of the holders of stock of the Corporation representing a majority of the total number of votes eligible to be cast, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation, (ii) if, on the record date for the stockholders meeting at which the By-Laws of the Corporation are to be amended or repealed, or on the record date for any written consent of the holders of Class B Common Stock pursuant to which the By-Laws of the Corporation are to be amended or repealed, the number of issued and outstanding



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shares of Class B Common Stock is greater than fifty percent (50%) of the Total
Common Shares and Preferred Votes, then the affirmative vote of the holders of a majority of the then outstanding shares of Class B Common Stock, voting together as a single class, shall also be required for the stockholders to amend or repeal Section 8(B) of Article II or Article IX of the By-Laws of the Corporation, and (iii) if, on the record date for the stockholders meeting at which the By-Laws of the Corporation are to be amended or repealed, or on the record date for any written consent of the holders of Class B Common Stock pursuant to which the By-Laws of the Corporation are to be amended or repealed, the number of issued and outstanding shares of Class B Common Stock is equal to or greater than fifteen percent (15%) of the Total Common Shares and Preferred Votes, then the affirmative vote of the holders of a majority of the Class B Common Stock outstanding, voting together as a single class, shall be required for the stockholders to amend or repeal section 7(c)(4) of Article I of the By-Laws of the Corporation.

      EIGHTH: A. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors, officers and trustees and any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer or trustee of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; provided that except with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the By-Laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer, trustee, or other person in connection with a proceeding (or part thereof) initiated by such director, officer, trustee, or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees, members of its Scientific Advisory Board, other agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

      B. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      C. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, member of its Scientific Advisory Board, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article EIGHTH.

      D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of the heirs, executors and administrators of such director, officer or trustee. The indemnification and rights to advancement of expenses that may have been provided to an employee, member of the Scientific Advisory Board or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of paragraph 1 of this Article EIGHTH, shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be an employee, Scientific Advisory Board member or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such



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
person, after the time such person has ceased to be an employee, Scientific Advisory Board member or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole discretion. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

      NINTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the Delaware General Corporation Law. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders are granted subject to this reservation; provided that, in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, if, on the record date for the stockholders meeting at which this Restated Certificate of Incorporation is to be amended or repealed, or on the record date for any written consent of the holders of Class B Common Stock pursuant to which this Restated Certificate of Incorporation is to be amended or repealed, the number of issued and outstanding shares of Class B Common Stock is equal to or greater than fifteen percent (15%) of the Total Common Shares and Preferred Votes, then the affirmative vote of the holders of a majority of the then outstanding shares of Class B Common Stock, voting together as a single class, shall be required to
(i) reduce or increase the number of authorized shares of Class B Common Stock or (ii) amend or repeal paragraphs (C)(1) through (C)(6) of Article FOURTH, paragraph (C) of Article FIFTH, Article SIXTH, Article SEVENTH and this Article TENTH of this Restated Certificate of Incorporation.

      ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation,


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
as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President this _____ day of  ______ 1997.



                                    CIRCE BIOMEDICAL, INC.


                                    By: ___________________________

                                       Its




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